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The following email from Thomas E. Noonan, President and Chief Executive Officer of Internet Security Systems, Inc. (“ISS”), to ISS employees dated August 24, 2006, relates to the proposed merger between ISS and International Business Machines Corporation (“IBM”).

[Email from Thomas E. Noonan, President And Chief Executive Officer of ISS, to ISS Employees dated August 24, 2006]

ISS Team,

As you heard yesterday, IBM’s agreement to acquire ISS marks an exciting milestone for IBM Global Technology Services as well as ISS. As consolidation, compliance and complexity caused enterprises to reexamine their security approach, IBM began exploring options to define a new approach to security and address these market needs, and to stake out a position as the potential market leader. That strategy led them to ISS.

Customers tell us they are challenged by the growing complexity of security threats, as well as by the escalating costs of adding independent fixes to their infrastructure. Moreover, compliance regulations concerning financial, employee, partner and customer information are becoming more onerous and subject to audit by government agencies. Media headlines tell us that cybercrime is expanding and that a new approach to security is required.

The breadth of our combined solutions will give us a tremendous opportunity in the rapidly growing security marketplace. ISS has particular strengths in Managed Security Services, a segment where the market is clearly heading, and that we are pursuing aggressively. ISS has already begun to deliver security software as a service, a strategic direction which we believe is market making. You clearly heard the excitement yesterday expressed by the IBM team and the value they place in ISS as the critical component to delivering this vision. It is mainly for this reason that ISS will join the Infrastructure Management Services group of IBM. Our objective is to aggressively grow this service segment, capitalizing on the reach and experience of IBM in delivering On-Demand services.

IBM recognizes ISS as a leader in operational security, intrusion detection/protection and vulnerability management systems, and how our product set strongly complements Tivoli’s focus on identification and access management. Further, the reputation of X-Force as the premier vulnerability research and engineering organization was recognized as providing ISS, and now IBM, with a uniquely differentiated opportunity to address customers’ needs more broadly with our preemptive approach.

As stated yesterday, although the exact timing cannot be predicted, we expect closure of the acquisition in about 60 days. ISS will become a business unit of IBM and report into the Infrastructure Management Services group under Val Rahmani.

As with other business acquisitions of this nature, this one will require government regulatory approval and the agreement of ISS stockholders, and is subject to other closing conditions.

During this transition period, each company will continue to operate independently. We cannot start selling jointly or acting as a combined business until closure.

The next 60 days will be very busy, however ISS has always demonstrated an ability to deliver. I personally look forward to working with you to fully demonstrate to IBM the skills and assets that ISS is bringing to IBM’s security capabilities.

If you have any questions and concerns, please address these with your manager. We will continue to hold regular information sessions and updates providing information on the progress of the activities. Earlier this morning I recalled a draft version of this email. If it was not automatically deleted from your inbox, please discard it.

GO ISS!

Tom

About IBM

For more information about IBM, go to www.ibm.com

About Internet Security Systems, Inc.

Internet Security Systems, Inc. (ISS) is the security advisor to thousands of the world’s leading businesses and governments, providing preemptive protection for networks, desktops and servers. An established leader in security since 1994, the ISS Proventia® integrated security platform is designed to automatically protect against both known and unknown threats, and helps to keep networks up and running and shield customers from online attacks before they impact business assets. ISS products and services are based on the proactive security intelligence of its X-Force® research and development team – a world authority in vulnerability and threat research. The product line is complemented by comprehensive Managed Security Services and Professional Security Services. For more information, visit the ISS Web site at www.iss.net or call Heidi Litner at 404-236-3763.

Internet Security Systems is a trademark and Proventia and X-Force are registered trademarks of Internet Security Systems, Inc. All other companies and products mentioned are trademarks and property of their respective owners.

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ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) of Internet Security Systems, Inc. (the “Company”) with and into a wholly-owned subsidiary of International Business Machines Corp. (“IBM”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a proxy statement and other relevant materials that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, when available, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Ed Eiland, ISS Investor Relations, 404-236-4053 or from the Company’s website at www.iss.net.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of ISS’ products and technology; results achievable and benefits attainable through deployment of ISS’ products and provision of services; the ability of ISS’ products to help companies manage how they provide pre-emptive protection for networks, desktops and servers; and the expected timing of the closing of the proposed merger. The following additional factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the timing and results of required regulatory review and approval by ISS’ stockholders of the proposed merger; and those factors discussed in the Section entitled “Risk Factors” in Part II Item 1A of ISS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. ISS disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in ISS’ expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.

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